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                                    Exhibit 1

                  Information Concerning Executive Officers and
                        Directors of Abbott Laboratories

                        --------------------------------

         The current corporate officers and directors of Abbott Laboratories are listed below. The address of Abbott Laboratories is: Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-6400. Abbott Laboratories does not consider all of its corporate officers to be executive officers as defined by the Securities Exchange Act of 1934 or Releases thereunder. Unless otherwise indicated, all positions set forth below opposite an individual's name refer to positions within Abbott Laboratories, and the business address listed for each individual not principally employed by Abbott Laboratories is also the address of the corporation or other organization which principally employs that individual.

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

                                  POSITION/PRESENT PRINCIPAL
                                  OCCUPATION OR EMPLOYMENT
NAME                              AND BUSINESS ADDRESS                                CITIZENSHIP

CORPORATE OFFICERS
------------------
Miles D. White(1)                Chairman of the Board and Chief Executive Officer        U.S.A.

Robert L. Parkinson, Jr.(1)      President, Chief Operating Officer and Director          U.S.A.

Joy A. Amundson(1)               Senior Vice President, Ross Products                     U.S.A.

Christopher B. Begley(1)         Senior Vice President, Chemical and Agricultural         U.S.A.
                                 Products

Thomas D. Brown(1)               Senior Vice President, Diagnostic Operations             U.S.A.

Gary P. Coughlan(1)              Senior Vice President, Finance and Chief Financial       U.S.A.
                                 Officer

Jose M. de Lasa(1)               Senior Vice President, Secretary and General             U.S.A.
                                 Counsel

William G. Dempsey(1)            Senior Vice President, International Operations          U.S.A.

Richard A. Gonzalez(1)           Senior Vice President, Hospital Products                 U.S.A.

Arthur J. Higgins(1)             Senior Vice President, Pharmaceutical Operations         United Kingdom


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CORPORATE OFFICERS
------------------
Continued
---------
Thomas M. Wascoe(1)                    Senior Vice President, Human Resources                   U.S.A.

Catherine V. Babington                 Vice President, Investor Relations and Public            U.S.A.
                                       Affairs

Patrick J. Balthrop                    Vice President, Diagnostic Commercial                    U.S.A.
                                       Operations

Mark E. Barmak                         Vice President, Government Affairs                       U.S.A.

Michael G. Beatrice                    Vice President, Corporate Regulatory and Quality         U.S.A.
                                       Science

Christopher A. Bleck                   Vice President, Pediatrics, Ross Products                U.S.A.

Douglas C. Bryant                      Vice President, Diagnostic Operations, Asia              U.S.A.
                                       and Pacific

Gary R. Byers                          Vice President, Internal Audit                           U.S.A.

Thomas F. Chen                         Vice President, Pacific, Asia, and Africa                U.S.A.
                                       Operations

Edward J. Fiorentino                   Vice President, Pharmaceutical Products,                 U.S.A.
                                       Marketing, and Sales

Gary L. Flynn(1)                       Vice President and Controller                            U.S.A.

Thomas C. Freyman                      Vice President and Controller, Hospital Products         U.S.A.

Stephen R. Fussell                     Vice President, Compensation and Development             U.S.A.

David B. Goffredo                      Vice President, European Operations                      U.S.A.

Robert B. Hance                        Vice President, Diagnostic Operations, Europe, Africa    U.S.A.
                                       and Middle East

Guillermo A. Herrera                   Vice President, Latin America and Canada                 Colombia
                                       Operations

James J. Koziarz, Ph.D.                Vice President, Diagnostic Products Research             U.S.A.
                                       and Development

Elaine R. Leavenworth                  Vice President, Abbott Health Systems                    U.S.A.

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CORPORATE OFFICERS
------------------
Continued
---------
John M. Leonard                        Vice President, Pharmaceutical Development               U.S.A.

Greg Linder                            Vice President and Treasurer                             U.S.A.

John F. Lussen                         Vice President, Taxes                                    U.S.A.

Edward L. Michael                      Vice President, Diagnostic Assays and Systems            U.S.A.

Karen L. Miller                        Vice President, Information Technology                   U.S.A.

Daniel W. Norbeck                      Vice President, Pharmaceutical Discovery                 U.S.A.

Edward A. Ogunro                       Vice President, Hospital Products Research and           U.S.A.
                                       Development

William H. Stadtlander                 Vice President, Ross Medical Nutritional Products        U.S.A.

Marcia A. Thomas                       Vice President, Diagnostic Quality Assurance,            U.S.A.
                                       Regulatory Affairs and Compliance

Steven J. Weger                        Vice President, Corporate Planning and                   U.S.A.
                                       Development

Susan M. Widner                        Vice President, Diagnostic Operations, U.S. and Canada   U.S.A.

Lance B. Wyatt                         Vice President, Corporate Engineering                    U.S.A.






(1) Pursuant to Item 401 (b) of Regulation S-K Abbott has identified these persons as "executive officers" within the meaning of Item 401 (b).

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NAME                                  POSITION/PRESENT PRINCIPAL
                                      OCCUPATION OR EMPLOYMENT
                                      AND BUSINESS ADDRESS                                    CITIZENSHIP
DIRECTORS
---------
H. Laurance Fuller                     Co-Chairman,
                                         BP Amoco, p.l.c.                                       U.S.A.
                                         200 East Randolph Drive
                                         Mail Code 3000
                                         Chicago, Illinois 60601

David A. Jones                         Chairman of the Board                                    U.S.A.
                                         Humana Inc.
                                         500 W. Main Street
                                         Humana Building
                                         Louisville, Kentucky 40202

Jeffrey M. Leiden, M.D., Pd.D.         Elkan R. Blout Professor of Biological                   U.S.A.
                                       Sciences
                                         Harvard School of Public Health
                                       Professor of Medicine
                                         Harvard Medical School
                                         Laboratory of Cardiovascular Biology
                                         677 Huntington Ave. - Bldg. II, Rm. 117
                                         Boston, Massachusetts 02115

The Rt. Hon. the Lord                  Physician, Politician, and Businessman                   United Kingdom
Owen CH                                  House of Lords
                                         Westminster, London
                                         SW1A 0PW, England

Robert L. Parkinson, Jr.               Officer of Abbott                                        U.S.A.

Boone Powell, Jr.                      President and Chief Executive Officer                    U.S.A.
                                         Baylor Health Care System and
                                         Baylor University Medical Center,
                                         Vice President, Baylor University
                                         3500 Gaston Avenue
                                         Dallas, Texas 75246

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


DIRECTORS - Continued
---------------------
Addison Barry Rand                    Chairman and Chief Executive Officer                      U.S.A.
                                        Avis Rent A Car, Inc.
                                        900 Old Country Road
                                        Garden City, New York 11530

W. Ann Reynolds, Ph.D.                 President                                                 U.S.A.
                                        The University of Alabama at Birmingham
                                        701 S. 20th Street
                                        Birmingham, Alabama 35294-0110

Roy S. Roberts                        Vice President and Group Executive                        U.S.A.
                                      North American Vehicle Sales, Service and
                                      Marketing
                                        General Motors Corporati
                                        100 Renaissance Center
                                        Mail Code 482-A30-D10
                                        Detroit, Michigan 48243

William D. Smithburg                  Retired Chairman, President and Chief                     U.S.A.
                                      Executive Officer
                                        The Quaker Oats Company
                                        676 N. Michigan Avenue
                                        Suite 3860
                                        Chicago, Illinois 60611

John R. Walter                        Chairman of the Board, Manpower Inc.
                                        401 N. Ahwatinee Road                                U.S.A.
                                        Lake Forest, Illinois 60045

William L. Weiss                      Chairman Emeritus, Ameritech Corporation                  U.S.A.
                                        One First National Plaza
                                        Suite 2530C
                                        Chicago, Illinois 60603-2006

Miles D. White                        Officer of Abbott                                         U.S.A.